EXHIBIT 10(m)
                           EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, made and entered into as of the 1st day of April 1996, by and between QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation (hereinafter referred to as "QUAKER"), and THOMAS
F. KIRK (hereinafter referred to as "KIRK").

                           W I T N E S S E T H:
     WHEREAS, QUAKER wishes to employ KIRK, and KIRK wishes to be employed by QUAKER.
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. QUAKER agrees to employ KIRK, and KIRK agrees to serve as Vice President and Chief Financial Officer of QUAKER. He shall perform all duties consistent with such position as well as any other duties which are assigned to him from time to time by the Board of Directors or President of QUAKER. KIRK covenants and agrees that he will, during the term of this Employment Agreement or any extension or renewal thereof, devote his knowledge, skill, and working time solely and exclusively to the business and interests of QUAKER.
     2. The term of KIRK's employment shall continue until December 31, 1996 and continuing thereafter until either party hereto shall have given the other at least ninety (90) days' written notice of a desire to terminate.
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     3.   QUAKER shall pay to KIRK and KIRK shall accept an annual rate of salary as set forth in Exhibit A attached hereto, payable semi-monthly, during the term of this Employment Agreement or any extension or renewal thereof.
     4. KIRK shall participate in such QUAKER Incentive Programs as described and set forth in Exhibit A. As an Officer of QUAKER, the particulars of Exhibit A may be amended by the Board of Directors at any time as to any matter set forth therein including rate of annual salary, eligibility to participate in any given QUAKER incentive plan, the level of participation in any QUAKER incentive plan, and the terms and conditions of any QUAKER incentive plan. Any changes to Exhibit A shall not affect any of the other terms and conditions hereof including, without limitation, the provisions of Paragraphs 7 through 9. For the purposes of this Agreement, the term "QUAKER Incentive Program" shall refer to each individual as well as the combined incentive programs approved by the Board of Directors. Revisions to Exhibit A shall become effective upon notification in writing by QUAKER and KIRK's acceptance by his signature on the notification.
     5. (a) With respect to Quaker's Long-Term Performance Incentive Plan (the "Incentive Plan"), KIRK shall be eligible to participate in the 1995-1998 performance award period under the terms and conditions of the Incentive Plan. In connection therewith, he has been granted (i) Stock Options to purchase 20,000 shares (to be priced as of KIRK's first day of employment) and (ii) 10,000 Performance Incentive Units which shall have the same stated value and performance

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program targets as those applicable to other senior salaried officers for
Performance Incentive Units awarded for the same performance award period.
          (b) KIRK shall be entitled to four (4) weeks vacation per year, beginning the calendar year 1996, paid holidays, and such other employee benefits, including insurance, medical benefits, profit sharing, and retirement benefits as are made generally available to all senior QUAKER salaried officers as a garoup. In addition, KIRK shall be eligible to participate in Quaker's Supplemental Retirement Income Program.
          (c) QUAKER shall reimburse KIRK for all reasonable expenses incurred by KIRK on behalf of QUAKER in the course of KIRK's employment under this Employment Agreement, provided that such expenses shall have been approved by QUAKER in accordance with such expense reimbursement procedures as shall be adopted by QUAKER. In addition, QUAKER shall provide for KIRK's use a cellular phone, and QUAKER will reimburse KIRK for all business-related calls.
     6. In the event of the death of KIRK while this Employment Agreement is in effect and as to which no notice of termination has been given by either party, QUAKER shall (i) continue to pay a sum of money equal to the salary that would have been paid to him for four months following his death just as if he were living, and (ii) QUAKER shall pay a death benefit equal to his then current annual salary plus $30,000 to be paid in three equal payments, without interest, on the 16, 28, and 40 month anniversary of the date of his death. Payments made pursuant to this Paragraph 6 shall be made to the person or persons who may be designated by KIRK,

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in writing, and, in the event he fails to so designate to whom payments shall be made, payments shall be made to KIRK's personal representatives.
     7. KIRK acknowledges that information concerning the method and conduct of QUAKER's (and any affiliates') business, including, without limitation, strategic and marketing plans, budgets, corporate practices and procedures, financial statements, customer and supplier information, formulae, formulation information, application technology, manufacturing information, and laboratory test methods and all of QUAKER's (and any affiliates') manuals, documents, notes, letters, records, and computer programs are QUAKER's (and/or QUAKER's affiliates', as the case may be) trade secrets ("Trade Secrets") and are the sole and exclusive property of QUAKER (and/or QUAKER's affiliates, as the case may be). KIRK agrees that at no time during or following his employment with QUAKER will he use, divulge, or pass on, directly or through any other individual or entity, any Trade Secrets. Upon termination of KIRK'S employment with QUAKER, or at any other time upon QUAKER's request, KIRK agrees to forthwith surrender to QUAKER any and all materials in his possession or control which include or contain any such Trade Secrets. The words "Trade Secrets" do not include information already known to the public through no act or failure to act on the part of KIRK, required by law to be disclosed, or which can be clearly shown to have been known by KIRK prior to the commencement of his employment with QUAKER.

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     8.   KIRK agrees that during his employment and for a period of one
(1) year thereafter, regardless of the reason for the termination of KIRK's employment hereunder, he will not:
          (a) directly or indirectly, together or separately or with any third party, whether as an individual proprietor, partner, stockholder, officer, director, joint venturer, investor, or in any other capacity whatsoever actively engage in business or assist anyone or any firm in business as a manufacturer, seller, or distributor of specialty chemical products or chemical management services which are the same, like, similar to, or which compete with the products and services offered by QUAKER (or any of its affiliates);
          (b) recruit or solicit any employee of QUAKER or otherwise induce such employee to leave the employ of QUAKER or to become an employee or otherwise be associated with his or any firm, corporation, business or other entity with which he is or may become associated; and
          (c) solicit, directly or indirectly, for himself or as agent or employee of any person, partnership, corporation, or other entity (other than for QUAKER) any then or former customer, supplier, or client of QUAKER with the intent of actively engaging in business which would cause competitive harm to QUAKER.
          KIRK acknowledges and agrees that all of the foregoing restrictions are reasonable as to the period of time and scope. However, if any paragraph, sentence, clause, or other provision is held invalid or unenforceable by a court of competent and relevant jurisdiction, such provision shall be deemed to be modified in a manner

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consistent with the intent of such original provision so as to make it valid and enforceable, and this Agreement and the application of such provision to persons and circumstances other than those with respect to which it would be invalid or unenforceable shall not be affected thereby. KIRK agrees and recognizes that in the event of a breach or threatened breach of the provisions of the restrictive covenants contained in Paragraph 7 or in this Paragraph 8, QUAKER may suffer irreparable harm, and monetary damages may not be an adequate remedy. Therefore, if any breach occurs or is threatened, in addition to all other remedies available to QUAKER at law or in equity, QUAKER shall be entitled as a matter of right to specific performance of the covenants of QUAKER contained herein by way of temporary or permanent injunctive relief.
In the event of any breach of the restrictive covenant contained in this Paragraph 8, the term of the restrictive covenant specified herein shall be extended by a period of time equal to that period beginning on the date such violation commenced and ending when the activities constituting such violation cease.
     9. (a) Definitions. For the purposes of this agreement, the following definitions shall apply and will be used:
               (i) "Act" means the Securities Exchange Act of 1934, as amended;
               (ii) "QUAKER's Common Stock" means shares of Common Stock, $1.00 par value, of QUAKER;
               (iii) "Termination for Cause" means KIRK's employment with QUAKER shall have been terminated by QUAKER by reason of either:

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                    (1) The willful and continued failure by KIRK to
execute his duties under this Employment Agreement; or
                    (2) The willful engaging by KIRK in a continued course of misconduct which is materially injurious to QUAKER, monetarily or otherwise.
                    KIRK shall have been given notice thereof from QUAKER's Board of Directors and an opportunity (with counsel) to be heard by said Board of Directors, and the Board of Directors shall have made a reasonable and good faith finding that KIRK was guilty of the conduct set forth in clause (1) or (2) hereof.
               (iv) "Termination for Good Reason" means KIRK's employment with QUAKER shall have been terminated by KIRK by reason of a material change announced or promulgated by QUAKER in the terms, conditions, duties, compensation, or benefits of KIRK's employment with QUAKER and not agreed to by KIRK.
          (b) The purpose of this Paragraph 9 is to reinforce and encourage the continued dedication and attention of KIRK to KIRK's assigned duties under this Employment Agreement without distraction as a result of circumstances which may arise from the possibility of a change of control or an attempt to change the control of QUAKER.
               (i) Upon the occurrence of a "First Event," QUAKER will deposit in an escrow account at CoreStates Bank, N.A. (or such other bank as QUAKER may hereafter designate) (the "Bank") an amount equal to KIRK's then current annual salary for an eighteen (18) month period ("Termination Pay"). A First Event for the purposes of this Agreement shall mean any one of the following events.

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                    (1) Shares of QUAKER's Common Stock are acquired (other
than directly from QUAKER in exchange for cash or property) by any person (as used in Sections 13 and 14 of the Act) other than a person who is a present Officer or Director of QUAKER, who thereby becomes the beneficial owner (as defined in Rule 13d-3 under the Act) of more than 10% of the issued and outstanding shares of QUAKER's Common Stock.
                    (2) Any person, firm, or corporation (including a shareholder of QUAKER) makes a tender offer or exchange offer for, or a request or invitation for tenders or exchanges of, shares of QUAKER's
Common Stock.
               (ii) If a "Second Event" shall occur and thereafter (but within three (3) years after date of the occurrence of the First Event) KIRK's employment with QUAKER shall terminate for a reason other than (1) KIRK's death, (2) KIRK's normal retirement for age, (3) KIRK's physical or mental disability in accordance with prevailing QUAKER policy, (4) by QUAKER as a Termination for Cause, or (5) by KIRK other than as a Termination for Good Reason, KIRK may demand that the Bank pay KIRK the Termination Pay (the "Demand").
                    A "Second Event" for the purposes of this Agreement shall mean any of the following events occurring after a First Event:
                    (1) A new Director of QUAKER is elected in an election in which the acquirer of the shares or the offeror or the requester voted, in person or by proxy, and such new Director was not nominated as a candidate in a proxy

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statement forwarded to shareholders by QUAKER's management prior to the occurrence of the First Event.
                    (2) More than 20% of the issued and outstanding shares of QUAKER's Common Stock are owned by one person (as used in Sections 13 and 14 of the Act) other than a person who is a present Officer or Director of QUAKER.
                    (3) During any period of two (2) consecutive calendar years, individuals who at the beginning of such period constitute QUAKER's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by QUAKER's shareholders of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of the two (2) year period.
               (iii) After the receipt of the Demand, the Bank will pay KIRK the Termination Pay in eighteen (18) equal consecutive monthly installments, the first such installment to be paid within thirty (30) days from the date of the demand. KIRK shall not be required to diminish the amount of any payment to which he is entitled under this subparagraph (c) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this subparagraph (c) be reduced by any compensation earned by KIRK as the result of employment by another employer after the date of termination.
               (iv) QUAKER may withdraw the deposited Termination Pay if three (3) years elapse from the date of deposit thereof and if no demand has been made. If, prior to the expiration of said three (3) year period, there shall occur

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another First Event, QUAKER will not be required to make an additional deposit of Termination Pay, but the three (3) year period described herein shall be deemed to commence on the date of the occurrence of the last such First Event.
               (v) QUAKER shall pay the usual and customary charges of the Bank for acting as escrow agent. QUAKER will be entitled to the payment of any and all interest and other income earned by the Bank through the investment of the deposited Termination Pay. Said interest shall be paid to QUAKER as earned. The escrow arrangement may be subject to the Bank's usual rules and procedures, and QUAKER will indemnify the Bank against any loss or liability for any action taken by it in good faith as escrow agent.
     10. In the event that QUAKER, in its sole discretion and at any time terminates this Agreement with KIRK (other than for Termination for Cause), QUAKER agrees to provide KIRK with reasonable out-placement assistance and a severance payment (contingent upon KIRK executing a form of release satisfactory to Quaker) that shall be equal to but not less than (i) eighteen (18) months' salary calculated at KIRK'S then current rate, if such termination occurs within three (3) years of the date first written above or (ii) if such termination occurs afater the initial three (3) years of employment, an amount equal to three (3) months salary calculated at KIRK's then current rate plu an additional one (1) month for each additional year of employment (calculated from the date first written above) up to a maximum of twelve (12) months' compensation.

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     11.  Termination.  This Employment Agreement also can be terminated at any time by "Termination for Cause" or "Termination for Good Reason" as defined in Paragraph 9.
     12.  KIRK represents and warrants to QUAKER that:
          (a) there are no restrictions, agreements, or understandings whatsoever to which KIRK is a party which would prevent or make unlawful his execution of this Employment Agreement or his employment hereunder; and
          (b) his execution of this Employment Agreement and his employment hereunder shall not constitute a breach of any contract, agreement, or understanding, oral or written, to which he is a party or by which he is bound.
     13. This Employment Agreement contains all the agreements and understandings between the parties hereto with respect to KIRK's employment by QUAKER and supersedes all prior or contemporaneous agreements with respect thereto and shall be binding upon and for the benefit of the parties hereto and their respective personal representatives, successors, and assigns. This Employment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any conflict of laws.
     IN WITNESS WHEREOF, QUAKER has caused this Employment Agreement to be signed by its President, thereunto duly authorized, and its corporate seal to be hereunto affixed and attested by its Corporate Secretary, and KIRK has hereunto set

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his hand and seal all as of the day and year first above written.



ATTEST:   QUAKER CHEMICAL CORPORATION
[SEAL]


____________________________  By:_________________________________
Karl H. Spaeth                Ronald J. Naples
Corporate Secretary           President and Chief Executive Officer



WITNESS:


____________________________  ____________________________________
                              Thomas F. Kirk

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                           EMPLOYMENT AGREEMENT

                                 EXHIBIT A

                                                  Effective:

Name of Employee:     Thomas  F. Kirk

Address:              9 Shadowstone Lane
                      Lawrenceville, New Jersey 08648

Title:                Vice President and Chief Financial Officer

Term of Employment:   To December 31, 1996 and continuing thereafter until
                      either party gives ninety (90) days' written notice of termination

Annual Rate of
Salary at
Starting Date:        $225,000

NOTE: Future salary increases will be based primarily on perfor mance and will not be unreasonably constrained by Quaker's salary structure.


Participation in Quaker Incentive Programs for 1996 Only:

     Incentive Bonus Plan

          Bonus will be based on the newly-adopted Incentive Bonus Plan Business Unit - Corporation -- 48% of mid-point
          Discretionary - 12% of mid-point
          Incentive Award Amount - 60% of mid-point - $109,600

          For the year 1996 only, the Incentive Bonus payable will not be less than $21,923.

     Long-Term Performance Incentive Plan 1995-1998

          Type of stock options offered - Qualified and Non-Qualified
            Stock Options
          Number of shares subject to option - 20,000
          Performance Units - 10,000
          Option price per share - Closing price on the first day of employment Participation under and subject to the terms of a Stock Option Agreement


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